SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POORE BROTHERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   86-0786101
                      (IRS EMPLOYER IDENTIFICATION NUMBER)

                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                        POORE BROTHERS, INC. 401(K) PLAN
                            (FULL TITLE OF THE PLAN)

                                  ERIC J. KUFEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (623) 932-6200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

     Poore Brothers Inc. (the "Company") submits the following Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed on April 26, 2002, Commission File No. 333-87026 (the "Registration Statement"):

     On April 26, 2002, the Company registered 25,000 shares of its common stock, par value $.01 per share, for issuance pursuant to the Poore Brothers Inc. 401(k) Plan (the "Plan"), and an indeterminate amount of interests to be offered or sold pursuant to the Plan (as described in the Registration Statement). No such shares or interests were sold. The Company has elected to terminate the offering. Pursuant to the undertakings contained in the Registration Statement to remove from registration any of the securities remaining unsold at the termination of the offering, the Company requests that the above-mentioned Registration Statement be amended to de-register all of the securities registered under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 22nd day of April, 2003.

                                        POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            ------------------------------------
                                            Thomas W. Freeze
                                            Senior Vice President and
                                            Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric J. Kufel and Thomas W. Freeze, and each of them individually, his true and lawful attorney-in-fact, to act for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration or deregistration of shares of Common Stock, par value $.01 per share, of Poore Brothers, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                          TITLE                         DATE
   ---------                          -----                         ----

/s/ Eric J. Kufel          President, Chief Executive           April 22, 2003
------------------------   Officer, Director (Principal
Eric J. Kufel              Executive Officer)


/s/ Thomas W. Freeze       Senior Vice President, Chief         April 22, 2003
------------------------   Financial Officer, Secretary,
Thomas W. Freeze           Treasurer, Director (Principal
                           Financial Officer and Principal
                           Accounting Officer)

/s/ Mark S. Howells        Director, Chairman                   April 22, 2003
------------------------
Mark S. Howells

/s/ Thomas E. Cain         Director                             April 22, 2003
------------------------
Thomas E. Cain

/s/ James W. Myers         Director                             April 22, 2003
------------------------
James W. Myers

/s/ Robert C. Pearson      Director                             April 22, 2003
------------------------
Robert C. Pearson

/s/ Aaron M. Shenkman      Director                             April 22, 2003
------------------------
Aaron M. Shenkman

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, which administers the Poore Brothers, Inc. 401(k) Plan, has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 22nd day of April, 2003.


                                        Poore Brothers, Inc. 401(k) Plan


                                        By: /s/ Thomas W. Freeze
                                            ------------------------------------
                                            Poore Brothers, Inc.
                                            Thomas W. Freeze
                                            Senior Vice President & CFO